Exhibit 99.1

INDEPENDENT DIRECTOR COMPENSATION

OF WELLS REAL ESTATE INVESTMENT TRUST, INC.

Effective as of May 1, 2007

•	Annual retainer to each Independent Director: $35,000

•	Additional annual retainer paid to non-employee Chairman of the board of directors: $65,000

•	Annual retainers for serving as a Committee Chairman:

¡	Audit Committee Chairman: $10,000

¡	Compensation Committee Chairman: $7,500

¡	Chairman of the Nominating and Corporate Governance Committee, Capital Committee and other Committees: $5,000

•	Attendance at regularly scheduled Board meetings: $1,500

•	Attendance at special Board meetings: $750

•

Attendance at Committee meetings: $1,500 (except that members of the Audit Committee will be paid $2,500 per meeting attended for each of the four meetings necessary to review the Corporation’s quarterly and annual financial statements)

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